                                  EXHIBIT 10.2

                                  LP AGREEMENT

                        Limited Partnership Agreement of

                 Weatherford Global Compression Services, L.P.,




                                  By and Among


                 Weatherford Global Compression Holding, L.L.C., a Delaware limited liability company, as the sole General Partner,


                 Weatherford Enterra Compression Company, L.P.,
              a Delaware limited partnership, as a Limited Partner,


                                       and


                       Global Compression Services, Inc.,
                  a Delaware corporation, as a Limited Partner









                          Dated as of February 2, 1999





THE LIMITED PARTNERSHIP INTERESTS OF THE PARTNERSHIP UNDER THIS PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT (i) EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTIONS THEREFROM AND (ii) IN COMPLIANCE WITH THIS PARTNERSHIP AGREEMENT.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

ARTICLE I

             DEFINITIONS..........................................................................................1
             Section 1.1.  Definitions............................................................................1

ARTICLE II

             FORMATION; PURPOSES; DURATION........................................................................2
             Section 2.1.  Formation and Name.....................................................................2
                         2.1.1.  Formation........................................................................2
                         2.1.2.  Name.............................................................................2
                         2.1.3.  Governmental Filings.............................................................2
                         2.1.4.  Registered Office and Registered Agent...........................................2
             Section 2.2.  Purpose of the Partnership.............................................................2
             Section 2.3.  Place of Business......................................................................2
             Section 2.4.  Designation of Partners................................................................2
             Section 2.5.  Term of Partnership....................................................................3
             Section 2.6.  Certain Restrictions...................................................................3
                         2.6.1.  Resignation......................................................................3
                         2.6.2.  Other Restrictions on Partners...................................................3
             Section 3.1.  Capital Contributions..................................................................3
                         (a)  General Partner.....................................................................3
                         (b)  By WECC.............................................................................3
                         (c)  By Global...........................................................................3
                         (d)  Partnership Expenses................................................................3
                         (e)  Partner Capital Contribution and Return Schedule....................................3
             Section 3.2.  Return of Capital Contributions........................................................4
             Section 3.3.  Partnership Interests..................................................................4
             Section 3.4.  Liability of General Partner...........................................................4

ARTICLE IV

             ALLOCATIONS AND DISTRIBUTIONS........................................................................5
             Section 4.1.  General Application....................................................................5
             Section 4.2.  General Allocations....................................................................5
                         (a)  General Allocations.................................................................5
                         (b)  Determination of Items Comprising Allocations.......................................5
                         (c)  Loss Limitation.....................................................................5
             Section 4.3.  Special Allocations....................................................................6
             Section 4.4.  Allocation of Nonrecourse Liabilities..................................................6
             Section 4.5.  Transfer of Interest...................................................................7

             Section 4.6.  Tax Allocations........................................................................7
                         (a)  Section 704(b) Allocations..........................................................7
                         (b)  Section 704(c) Allocations..........................................................7
                         (c)  Tax Purposes........................................................................8
             Section 4.7.  Non-Liquidation Event Distributions on Partnership Interests...........................8
                         (a)  Distributions of Cash...............................................................8
                         (b)  Limitation..........................................................................8
                         (c)  Demand for Distribution.............................................................9
             Section 4.8.  Interest on Depreciation Benefit Shortfall.............................................9
             Section 4.9.  Distribution of Lease Proceeds.........................................................9

ARTICLE V

             OPERATION OF PARTNERSHIP............................................................................10
             Section 5.1.  Management of Partnership.............................................................10
             Section 5.2.  Restrictions on General Partner's Authority; Certain Duties of General
                         Partner.................................................................................10
                         (a)  Restrictions on General Partner's Authority........................................10
                         (b)  Void Action........................................................................10
             Section 5.3.  Finance Committee.....................................................................12
             Section 5.4.  Compensation of General Partner.......................................................13
             Section 5.5.  Specific Obligations of General Partner...............................................13
             Section 5.6.  Protection of Third Parties...........................................................13
             Section 5.7.  Outside Ventures of Partners..........................................................14
             Section 5.8.  Liability; Protection; Indemnity......................................................14
                         (a)  General Partner....................................................................15
                         (b)  Limited Partners...................................................................15
                         (c)  Partnership........................................................................15
                         (d)  Non-exclusive......................................................................16
             Section 5.9.  Contracts With Related Parties........................................................16

ARTICLE VI

             CERTAIN COVENANTS OF THE PARTNERSHIP................................................................17
             Section 6.1.  Certain Affirmative Covenants.........................................................17
             Section 6.2.  Certain Negative Covenants............................................................17
             Section 6.3.  Employee Benefits and Employment Covenants............................................18

ARTICLE VII

             ACCOUNTING AND FISCAL AFFAIRS; INSPECTIONS..........................................................18
             Section 7.1.  Accounting............................................................................21
             Section 7.2.  Audit.................................................................................21
             Section 7.3.  Annual Reports; Monthly Reports.......................................................21
             Section 7.4.  Tax Information and Elections.........................................................21
             Section 7.5.  Method of Accounting..................................................................22

             Section 7.6.  Rights of Inspection; Audit...........................................................22
             Section 7.7.  General Partner's Books and Records...................................................22
             Section 7.8.  Bank Accounts.........................................................................22
             Section 7.9.  Withdrawals of Capital and Additional Contributions...................................22

ARTICLE VIII

             TAX MATTERS.........................................................................................23
             Section 8.1.  Partnership for Tax Purposes..........................................................23
             Section 8.2.  Tax Elections.........................................................................23
             Section 8.3.  Notice of Tax Audit...................................................................23

ARTICLE IX

             SALE, TRANSFER OR MORTGAGE..........................................................................23
             Section 9.1.  Transfer Restrictions and Procedures..................................................23
             Section 9.2.  Sale by WECC..........................................................................23

ARTICLE X

             DEFAULT AND DISSOLUTION.............................................................................24
             Section 10.1.  Events of Default and Withdrawal.....................................................24
                         (a)  LP Event of Default................................................................24
                         (b)  Event of Withdrawal................................................................24
             Section 10.2.  Election of Nondefaulting or Nonwithdrawing Partner..................................25
                         (a)  Purchase in LP Event of Withdrawal.................................................26
                         (b)  Affiliated Purchaser...............................................................26
                         (c)  Closing............................................................................26
                         (d)  Election to Dissolve for LP Event of Default.......................................26
             Section 10.3.  Causes of Dissolution................................................................26
             Section 10.4.  Procedure in Dissolution and Liquidation.............................................27
                         (a)  Winding Up.........................................................................27
                         (b)  Management Rights During Winding Up................................................27
                         (c)  Distributions in Liquidation.......................................................27
                         (d)  Noncash Assets.....................................................................28
             Section 10.5.  Disposition of Documents and Records.................................................28
             Section 10.6.  Termination..........................................................................28

ARTICLE XI

             PUBLIC OFFERING; PUT; CALL..........................................................................29
             Section 11.1.  Registration Right...................................................................29
             Section 11.2.  Put..................................................................................29
                         (a)  Two-year Put.......................................................................29
                         (b)  Put Closing........................................................................29
                         (c)  Weatherford Put Obligation.........................................................30

                         (d)  Nonexclusive remedy on default.....................................................30
             Section 11.3.  Call.................................................................................30
                         11.3.1.  Initial Price..................................................................30
                         11.3.2.  Adjusted Price.................................................................30

ARTICLE XII

             ARBITRATION.........................................................................................31
             Section 12.1.  Dispute Resolution; Arbitration......................................................32

ARTICLE XIII

             DETERMINATION OF THE MARKET VALUE OF THE PARTNERSHIP................................................32
             Section 13.1.  Determination of Market Value of the Partnership.....................................32
                         (a)  Negotiation Period.................................................................32
                         (b)  Appraisal Process..................................................................32
                         (c)  Definition of Market Value of the Partnership......................................32

ARTICLE XIV

             GENERAL PROVISIONS..................................................................................33
             Section 14.1.  Complete Agreement; Amendment........................................................34
             Section 14.2.  Notices..............................................................................34
                         14.2.1.  Addresses......................................................................34
                         14.2.2.  Effective Date of Notices, etc.................................................34
                         14.2.3.  Changes........................................................................35
             Section 14.3.  Validity.............................................................................35
             Section 14.4.  Survival of Rights...................................................................35
             Section 14.5.  Governing Law........................................................................35
             Section 14.6.  Waiver...............................................................................35
             Section 14.7.  Remedies in Equity...................................................................35
             Section 14.8.  No Member Liability..................................................................36
             Section 14.9.  Terminology..........................................................................36
             Section 14.10.  Counterparts........................................................................36
             Section 14.11.  Further Assurances..................................................................36




Annex
             Annex I     Glossary of Terms

Exhibits
             Exhibit A                  [Reserved]
             Exhibit B                  1999 Partnership Annual Business Plan
             Exhibit C                  Ethics/Integrity Policy


Schedules

             Schedule   3.1             Capital Contributions and Returns
             Schedule   5.2(a)(iv)      Same Line of Business
             Schedule   7.1             Accounting Policies, Controls and Procedures
             Schedule 10.4(d)           Investment Banking Firms

                          LIMITED PARTNERSHIP AGREEMENT

                  This Limited Partnership Agreement of Weatherford Global Compression Services, L.P., a Delaware limited partnership, dated as of February 2, 1999, is entered into by and among Weatherford Global Compression Holding, L.L.C., a Delaware limited liability company, as sole General Partner ("General Partner"), Weatherford Enterra Compression Company, L.P., a Delaware limited partnership, as a Limited Partner, and Global Compression Services, Inc., a Delaware corporation, as a Limited Partner.

                                 R E C I T A L S

                  WHEREAS, WECC, Global, Weatherford, and GE Capital are parties to the Formation Agreement, regarding the formation of the Partnership, the formation of the General Partner, and the acquisition by the Partnership, by means of contribution, of certain gas compression assets of WECC and the other Transferring Weatherford Entities and Global in exchange for Partnership Interests;

                  WHEREAS, the Partnership and the General Partner have been formed by filing the Certificate of Limited Partnership and the Certificate of Formation, respectively, with the Secretary of State of the State of Delaware; and

                  WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Formation Agreement that the General Partner, WECC, as a Limited Partner, and Global, as a Limited Partner, enter into this LP Agreement;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. All capitalized or other defined terms used but not defined in this LP Agreement are used in this LP Agreement with the meanings assigned thereto in Annex I to this LP Agreement.

                                   ARTICLE II

                          FORMATION; PURPOSES; DURATION

         Section 2.1.  Formation and Name.

                  2.1.1. Formation. Effective as of the filing of the Certificate of Limited Partnership under and pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the "DRULPA"), Limited, WECC and Global have formed the Partnership as a Delaware limited partnership for the purposes set forth in this LP Agreement. The Partnership shall be governed by the DRULPA, except as expressly provided herein to the contrary.

                  2.1.2. Name. The name of the Partnership shall be Weatherford Global Compression Services, L.P.

                  2.1.3. Governmental Filings. The General Partner shall promptly execute and acknowledge all certificates and other instruments conforming with this LP Agreement that are necessary or appropriate to comply with applicable laws of the State of Delaware and/or the jurisdictions in which the Partnership conducts business.

                  2.1.4. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware shall be the initial registered office designated in the Certificate of Limited Partnership or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law. The registered agent of the Partnership in the State of Delaware shall be the initial registered agent designated in the Certificate of Limited Partnership or such other Person (as defined in the DRULPA) or Persons as the General Partner may designate from time to time in the manner provided by law.

         Section 2.2. Purpose of the Partnership. The purpose of the Partnership is to engage, directly or indirectly through subsidiaries, in the Business and in any activities incidental thereto.

         Section 2.3. Place of Business. The principal place of business of the Partnership shall be located in Dallas, Texas, or in such other location as may be determined unanimously by the Partners. The Partnership may also conduct business at such other places both within and without the State of Texas (including without limitation outside of the United States) as determined by the General Partner. In the event the Partnership changes the location of its principal place of business (with the consent of all the Partners), the General Partner will promptly notify all Limited Partners thereof.

         Section 2.4. Designation of Partners. The term "Limited Partners" shall mean, collectively, each of WECC and Global, and each of their respective permitted successors and permitted assigns. The term "Partners" shall mean, collectively, the General Partner and the Limited Partners.

         Section 2.5. Term of Partnership. The term of the Partnership shall be perpetual unless sooner liquidated or dissolved in accordance with this LP Agreement.

         Section 2.6.  Certain Restrictions.

                  2.6.1. Resignation. No Partner shall have the right, and each Partner hereby agrees not, to resign from the Partnership; provided, however, a Partner shall have the power to resign from the Partnership at any time in violation of this LP Agreement. If a Partner exercises such power in violation of this LP Agreement, such Partner shall be liable to the Partnership and the other Partners for all monetary damages suffered by them as a result of such resignation. In no event shall the Partnership or any Partner have the right, through specific performance or otherwise, to prevent a Partner from resigning in violation of this LP Agreement.

                  2.6.2. Other Restrictions on Partners. No Partner shall have the right to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of, the Partnership, except as provided in this LP Agreement; provided, however, that nothing in this Section 2.6.2 shall impair a Partner's power to resign from the Partnership pursuant to
Section 2.6.1. No Partner at any time shall have the right to petition or to take any action to subject the Partnership assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding.


                                   ARTICLE III

                       CAPITAL CONTRIBUTIONS; PARTNERSHIP
                     INTERESTS; LIABILITY OF GENERAL PARTNER

         Section 3.1.  Capital Contributions.

                  (a) General Partner. The initial Capital Contribution of the General Partner to the Partnership is the undivided one percent (1%) of the Included Weatherford Assets and the undivided one percent (1%) of the Included Global Assets contributed to Limited by WECC and Global, respectively.

                  (b) By WECC. The initial Capital Contribution of WECC as a Limited Partner, to the Partnership, shall be as follows (and is set forth opposite WECC's name on Schedule 3.1 hereto): an undivided ninety-nine percent (99%) of the Included Weatherford Assets.

                  (c) By Global. The initial Capital Contribution of Global, as a Limited Partner, to the Partnership, shall be as follows (and is set forth opposite Global's name on Schedule 3.1 hereto):
an undivided ninety-nine percent (99%) of the Included Global Assets.

                  (d) Partnership Expenses. The Partnership shall be responsible for the payment when due of all Partnership Expenses. In the event the Partnership does not have sufficient cash to pay or discharge when due any of the Partnership Expenses, the General Partner shall be entitled to (but shall not be obligated to) request all (but not less than all) of the Limited Partners to make additional Capital Contributions or to lend money to the Partnership in an amount sufficient to enable the Partnership to pay or discharge such Partnership Expenses, any of which Capital Contributions or loans shall be made only if all Limited Partners unanimously agree to make such Capital Contributions or loans, and in such case shall be made only on a pro rata basis as among all Limited Partners (based upon such Limited Partners' respective Percentage Interests) and on such other terms as are unanimously agreed to in writing by all Partners. Notwithstanding the foregoing, no Limited Partner shall have any obligation or personal liability to contribute money or property or any other assets in excess of its initial contribution specified in Section 3.1(b) with respect to WECC and
Section 3.1(c) with respect to Global, to, or in respect of debts, liabilities, Partnership Expenses or other obligations of, the Partnership, or to make loans to the Partnership, or to guarantee any indebtedness of the Partnership or to otherwise provide credit support for the Partnership.

                  (e) Partner Capital Contribution and Return Schedule. All Capital Contributions by any Partner to the Partnership, less any amounts returned to such Partners constituting a return of such Capital Contributions (all such Capital Contributions, less such returned amounts, "Unreturned Capital"), shall be set forth on Schedule 3.1 hereto, which schedule shall be periodically revised by the General Partner as necessary.

         Section 3.2. Return of Capital Contributions. Except as otherwise expressly provided in this LP Agreement, no Partner shall (i) be entitled to any interest or other fixed return with respect to its Capital Contributions, (ii) be obligated to make any Capital Contribution to the Partnership or (iii) have any right to demand a return of its Capital Contributions.

         Section 3.3. Partnership Interests. On the date hereof, the Partnership shall issue partnership interests ("Partnership Interests") in the Partnership in the following percentages: (i) one percent (1%) of such Partnership Interests shall be issued to the General Partner, (ii) sixty-three and 36/100 percent (63.36%) of such Partnership Interests shall be issued to WECC, and (iii) thirty five and 64/100 percent (35.64%) of such Partnership Interests shall be issued to Global. Partnership Interests will not be certificated, and the General Partner shall keep a ledger recording the ownership of Partnership Interests by the Partners. The ledger shall be adjusted by the General Partner to record any changes in ownership of Partnership Interests effected pursuant to and in accordance with the terms and conditions set forth in this LP Agreement. Ownership of their respective Partnership Interests shall entitle the Partners to the following Percentage Interests in the Partnership and, subject to the terms and provisions of this LP Agreement, the Partners shall share in the profits or losses of the Partnership in such Percentage Interests:


WECC                                        63.36%
Global                                      35.64%
General Partner                              1.00%
                                           ------
                                           100.00%
                                           ======

Unless otherwise agreed in writing by all Partners, no adjustment to the Percentage Interest of any Partner shall be made except as a result of a transfer of a Partner's Partnership Interest or a portion thereof pursuant to
Article IX or XI hereof.

         Section 3.4. Liability of General Partner. The General Partner shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and other obligations of the Partnership as is provided by the DRULPA for the general partner of a limited partnership.


                                   ARTICLE IV

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 4.1. General Application. The rules set forth in Section 4.1 through Section 4.7 of this LP Agreement shall apply for the purposes of determining each Partner's general allocable share of the items of income, gain, loss and expense of the Partnership comprising Net Profit or Net Loss of the Partnership for each Partnership Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Partner's Capital Account to reflect the aforementioned general and special allocations. For each Partnership Fiscal Year, the special allocations in
Section 4.3 of this LP Agreement shall be made immediately prior to the general allocations of Section 4.2 of this LP Agreement.

         Section 4.2.  General Allocations.

                  (a) General Allocations. The items of income, expense, gain and loss of the Partnership comprising Net Profit or Net Loss for a Partnership Fiscal Year shall be allocated among the Persons who were Partners during such Partnership Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such Fiscal Year to equal the excess (which may be negative) of:

                      (i) The hypothetical distribution (if any) that such Partner would receive if, on the last day of the Fiscal Year, (x) all Partnership assets, including cash, were sold for cash equal to their Gross Asset Value, taking into account any adjustments thereto for such Fiscal Year,
(y) all Partnership liabilities were satisfied in cash according to their terms limited, with respect to each Nonrecourse Liability, to Gross Asset Value of the assets securing such liability) and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section
4.7 of this LP Agreement, over

                      (ii) The sum of (x) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership, (y) such Partner's share of the Partnership Minimum Gain determined pursuant to Regulations Section 1.704-2(g), and (z) such Partner's share of Partner Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704- 2(i)(5), all computed immediately prior to the hypothetical sale described above in Section 4.2(a)(i) of this LP Agreement.

                  (b) Determination of Items Comprising Allocations.

                      (i) In the event that the Partnership has Net Profit for a Fiscal Year,

                                 (A) for any Partner as to whom the allocation
pursuant to Section 4.2(a) of this Agreement is negative, such allocation shall be comprised of a proportionate share of each of the Partnership's items of expense or loss entering into the computation of Net Profit for such Partnership Fiscal Year; and

                                 (B) the allocation pursuant to Section 4.2(a)
of this Agreement in respect of each Partner (other than a Partner referred to in Section 4.2(b)(i)(A) of this Agreement) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Net Profit for such Partnership Fiscal Year (other than the portion of each Partnership item of expense and loss, if any, that is allocated pursuant to Section 4.2(b)(i)(A) of this LP Agreement).

                      (ii) In the event that the Partnership has a Net Loss for a Partnership Fiscal Year,

                                 (A) for any Partner as to whom the allocation
pursuant to Section 4.2(a) of this LP Agreement is positive, such allocation shall be comprised of a proportionate share of the Partnership's items of income and gain entering into the computation of Net Loss for such Partnership Fiscal Year; and

                                 (B) the allocation pursuant to Section 4.2(a)
of this LP Agreement in respect of each Partner (other than a partner referred to in Section 4.2(b)(ii)(A) of this LP Agreement) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Net Loss and for such Partnership Fiscal Year (other than the portion of each Partnership item of income and gain, if any, that is allocated pursuant to Section 4.2(b)(ii)(A) of this LP Agreement).

                      (iii) For purposes of this Section 4.2, a gain recognized by the Partnership upon the disposition of an item of Partnership property shall be considered to be a single item of gain regardless of whether, for federal income tax purposes, part of the gain is treated differently from the remainder.

                  (c) Loss Limitation. Notwithstanding anything to the contrary in this Section 4.2, the amount of items of Partnership expense and loss allocated pursuant to this Section 4.2 to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner (other than a General Partner) to have an Adjusted Capital Account Deficit at the end of any Partnership Fiscal Year. All such items in excess of the limitation set forth in this Section 4.2(b) shall be allocated to the General Partner.

         Section 4.3. Special Allocations. The following special allocations shall be made in the following order:

                  (a) In the event that there is a net decrease during a Partnership Fiscal Year in either Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this
Article IV, each Partner shall receive such special allocations of items of Partnership income and gain as are required in order to conform to Regulations Section 1.704-2;

                  (b) Subject to Section 4.3(a) of this LP Agreement, but notwithstanding any other provision of this Article IV, items of income and gain shall be specially allocated to the Partners in a manner that complies with the "qualified income offset" requirement of Regulations Section
1.704-1(b)(2)(ii)(d)(3);

                  (c) In the event that a Partner has an deficit Capital Account balance at the end of any Partnership Fiscal Year which is in excess of the sum of (i) the amount such Partner is then obligated to restore pursuant to this LP Agreement, and (ii) the amount such Partner is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Partner shall be specially allocated items of Partnership income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 4.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in this Agreement;

                  (d) Any item of Partnership loss or expense that is attributable to Partner Nonrecourse Debt shall be specially allocated to the Partners in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Partner Nonrecourse Debt. Each Nonrecourse Deduction of the Partnership shall be specially allocated among the Partners in proportion to their Percentage Interests.

                  The allocations pursuant to Section 4.3 (a), (b) and (c) shall be comprised of a proportionate share of each of the Partnership's items of income and gain.

         Section 4.4. Allocation of Nonrecourse Liabilities. For purposes of determining each Partner's share of Nonrecourse Liabilities, if any, of the Partnership in accordance with Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be determined in accordance with their Percentage Interests.

         Section 4.5. Transfer of Interest. In the event of a transfer of all or part of a Partnership Interest (in accordance with the provisions of this LP Agreement) at any time other than the end of a Partnership Fiscal Year, the shares of items of Partnership Net Profit or Net Loss and specially allocated items allocable to the interest transferred shall be allocated between the transferor and the transferee in a manner determined by the General Partner in its sole discretion that is not inconsistent with the applicable provisions of the Code.

         Section 4.6. Tax Allocations.

                  (a) Section 704(b) Allocations.

                      (i) Each item of income, gain, loss, deduction or credit for federal income tax purposes which corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Profit or Net Loss or specially allocated pursuant to Section 4.3 (a "Book Item"), shall be allocated among the Partners in the same proportion as the corresponding Book
Item is allocated among them pursuant to Section 4.2(a) or Section 4.3 of this LP Agreement.

                      (ii) (A) If the Partnership recognizes Depreciation Recapture in respect of the sale of any Partnership asset,

                               (I) the portion of the gain on such sale which is
allocated to a Partner pursuant to Section 4.2 or Section 4.3 of this LP Agreement shall be treated as consisting of a portion of the Partnership's Depreciation Recapture on the sale and a portion of the balance of the Partnership's gain on such sale under principles consistent with Regulations
Section 1.1245-1; and

                               (II) if, for federal income tax purposes, the
Partnership recognizes both "unrecaptured 1250 gain" (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under
Section 4.6(a)(ii)(A)(I) of this LP Agreement shall be comprised of a proportionate share of both such types of gain.

                           (B) For purposes of this Section 4.6(a)(ii),
"Depreciation Recapture" shall mean the portion of any gain from the disposition of an asset of the Partnership which, for federal income tax purposes: (i) is treated as ordinary income under Section 1245 of the Code; (ii) is treated as ordinary income under Section 1250 of the Code; or (iii) is "unrecaptured 1250 gain" as such term is defined in Section 1(h) of the Code.

                  (b) Section 704(c) Allocations. In the event any property of the Partnership is credited to the Capital Account of a Partner at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to subparagraph (b) of the definition of "Gross Asset Value"), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Section 704(c) of the Code and the Regulations thereunder. The Partnership, in the sole discretion of tax matters partner, may make, or not make, "curative" or "remedial" allocations (within the meaning of the Treasury Regulations under Section 704(c) of the Code) including without limitation (i) "curative" allocations which offset the effect of the "ceiling rule" for a prior Partnership year (within the meaning of Treasury Regulation Section 1.704-3(c)(3)(ii)); and (ii) "curative" allocations from dispositions of contributed property (within the meaning of Regulations Section 1.704-3(c)(3)(iii)(B)). To the extent permitted by the Code and Regulations, the tax matters partner, in the exercise of its discretion and with the consent of WECC, may elect or not elect, with respect to amortization of all "section 197 intangibles" (as defined in the Code) contributed to the Partnership by WECC (directly or indirectly through the General Partner) curative allocations if such allocations are permissible, and if such curative allocations are not permissible, then remedial allocations.

                  (c) Tax Purposes. The tax allocations made pursuant to this
Section 4.6 shall be solely for tax purposes and shall not affect any Partner's Capital Account or share of non-tax allocations or distributions under this LP Agreement.

         Section 4.7. Non-Liquidation Event Distributions on Partnership Interests.

                  (a) Distributions of Cash. On each Distribution Date the General Partner shall cause the Partnership to distribute all Available Cash to the Partners in accordance with their respective Percentage Interests on the Distribution Date. The General Partner shall direct all such distributions to the Partners at the addresses specified on the signature pages of this Agreement or such other address of which a Partner may notify the Partnership in writing; provided, that, no distributions shall be made if the Partnership is then insolvent or would thereby be made insolvent or rendered unable to carry on its business purposes, or if the fair value of the Partnership's assets after such distribution would be insufficient to meet its liabilities.

                  (b) Limitation. Notwithstanding the foregoing, except for the Payment Obligation, the General Partner shall not be required at any time to make any distribution of Available Cash to Partners if on the Distribution Date such distribution would violate Section 17-607 of the Act or other applicable law.

                  (c) Demand for Distribution. Except as otherwise provided in this Section 4.7, no Partner shall be entitled to demand and receive a distribution of Partnership property in return for its Capital Contributions to the Partnership.

         Section 4.8. Interest on Depreciation Benefit Shortfall. Notwithstanding anything to the contrary in this LP Agreement, for so long as Global is a Partner, WECC shall make an annual payment to Global equal to the Depreciation Benefit Shortfall Amount (the "DBSA"), calculated as set forth below. The payment for each Partnership Fiscal Year shall be paid to Global no later than February 15 of the following year. The Partners and Partnership agree to treat the DBSA as a guaranteed payment for the use of assets contributed by Global to the Partnership under Section 707(c) of the Code, and to charge the DBSA exclusively against the Capital Account of WECC.

         The DBSA for any Partnership Fiscal Year shall mean the sum of:

                           (A) the product of (i) CFD (as defined below) as of
the end of the preceding Fiscal Year, and (ii) 2.1 percent (2.1%); plus

                           (B) the product of (i) the excess, if any, of CFD as
of the end of the current Partnership Fiscal Year over CFD as of the end of the preceding Partnership Fiscal Year and (ii) 1.05 percent (1.05%).

                           (C) If any of Global's Partnership Interests is sold
or otherwise transferred or conveyed to a person who is not an Affiliate, the DBSA shall be reduced by multiplying the DBSA as calculated above by a fraction the numerator of which shall be the percentage owned by Global or its Affiliates in the Partnership and the denominator of which shall be 36.0.

         The following definitions shall apply for purposes of this Section 4.8:

                           "CFD" as of the end of a Partnership Fiscal Year
shall mean the excess, if any, of (A) over (B), where (A) is the dollar amount of cumulative depreciation and amortization with respect to all assets contributed by Global (directly or indirectly through the General Partner) upon formation of the Partnership for all periods commencing with the Closing Date and ending on the last day of such Partnership Fiscal Year that would have been allowable to Global for federal income tax purposes with respect to the assets it contributed to the Partnership if Global had not contributed such assets to the Partnership, and (B) is the dollar amount of cumulative depreciation and amortization (or the equivalent amount of rental deductions in the event that WECC or the Partnership is treated for federal income tax purposes as the lessee of any of the assets it contributed to the Partnership) with respect to all assets contributed by Global, WECC, and the General Partner upon formation of the Partnership for all periods commencing with the Closing Date and ending on the last day of such Partnership Fiscal Year that was allocated to Global (directly or indirectly through the General Partner) for federal income tax purposes pursuant to this Article IV (including any remedial allocations of negative amounts to Global or curative allocations of deduction items to Global (directly or indirectly through the General Partner) or income items to WECC pursuant to Section 4.6(b)). Both clauses (A) and (B) include depreciation and amortization on any assets acquired in a nonrecognition transaction in exchange for any of the contributed assets to the extent that such depreciation and amortization with respect to the acquired asset is determined by reference to the adjusted tax basis of the contributed asset that was exchanged therefor.

                      For purposes of clause (B) above of the definition of DBSA, for the first Partnership Fiscal Year of the Partnership the quantity 1.05 percent (1.05%) in subclause (ii) shall instead be 0.9625 percent (0.9625%).

         Section 4.9. Distribution of Lease Proceeds. The Partnership will make a distribution in accordance with Section 6.1(d) of this LP Agreement.


                                    ARTICLE V

                            OPERATION OF PARTNERSHIP

         Section 5.1. Management of Partnership. Subject to the terms of this LP Agreement, the business and affairs of the Partnership shall be managed and conducted by the General Partner, which shall exercise full and exclusive control over the affairs of the Partnership and shall have full authority to take all actions necessary or appropriate to pursue the business and carry out the purpose of the Partnership. The General Partner shall devote such time as it considers necessary, in its commercially reasonable discretion, to conduct the business of the Partnership. The Limited Partners shall have no authority to manage or conduct the business of the Partnership, or to approve of any action by the General Partner, except as hereinafter specifically provided.

         Section 5.2. Restrictions on General Partner's Authority; Certain Duties of General Partner. (a) Restrictions on General Partner's Authority. Subject to any other restrictions on the following set forth in this LP Agreement, a unanimous vote of all of the Partners and all of the members of the Board of Directors of the General Partner, shall be necessary to approve, enter into, effect or operate under:

                      (i) The taking of any Bankruptcy Action;

                      (ii) Any transfer, sale, assignment, conveyance or other disposition, or any pledge, mortgage, hypothecation or other encumbrance, or any lease, of any assets or properties of the Partnership or any subsidiary thereof, in one transaction or any combination of transactions, Outside the Ordinary Course of Business;

                      (iii) Any acquisition of assets or properties by the Partnership or any subsidiary thereof, or any capital expenditure by the Partnership or any subsidiary thereof, in one transaction or any combination of transactions, Outside the Ordinary Course of Business;

                      (iv) Any merger, consolidation or other combination of the Partnership with or into any other business entity;

                      (v) Any change of the Partnership's purpose from that set forth in Section 2.2 hereof, or any engagement by the Partnership in any business activity not described in Section 2.2 hereof;

                      (vi) Any change of, or reorganization or restructure of, the Partnership into any other legal form, except in accordance with Section
11.1 of this LP Agreement;

                      (vii) Any change in the Partnership's independent auditors, or, except as required by GAAP, any material change in the Partnership's accounting methodology, practices or policies;

                      (viii) Any Contractual Obligation or other transaction between the Partnership or the General Partner, and any Affiliate of the Partnership, any Partner or any Affiliate of any Partner, except for the Preapproved Contracts;

                      (ix) Any dissolution, winding up or liquidation of the Partnership or the General Partner, or any act or omission as a result of which the Partnership or the General Partner would be dissolved, wound up or liquidated, in any case in whole or in part, except as provided in Sections 10.2(d) and 10.3(i) hereof;

                      (x) (A) the Partnership's Annual Business Plan (including without limitation the operating budget and capital expenditures thereunder) if at the time such plan is presented for approval EBIT for the current year to date plus projected EBIT through the end of the current year is less than seventy percent (70%) of EBIT projected for the current year, or (B) an Annual Business Plan of the Partnership (including without limitation the operating budget and capital expenditures thereunder) approved in accordance with the terms of this LP Agreement if, after such approval, EBIT for the Partnership Fiscal Year immediately preceding the Partnership Fiscal Year covered by such Annual Business Plan (as set forth in the Partnership's audited financial statements for such preceding Partnership Fiscal Year) is less than seventy percent (70%) of projected EBIT for such preceding Partnership Fiscal Year in the Partnership's Annual Business Plan covering such preceding Partnership Fiscal Year;

                      (xi) Any public announcement regarding Global, GE Capital or any of their respective Affiliates, the formation of the Partnership or Limited or any extraordinary event; except that, such a public announcement may be made by any Partner to the extent such Partner reasonably believes such announcement is required under applicable law or regulation; provided, however, that, prior to making any such announcement, a Partner will consult on a reasonable basis with all other Partners as to the need for and scope and substance of such announcement;

                      (xii) Any distribution to the Partners of any property other than cash, or any distribution to the Partners not prescribed by Section
4.7 of this LP Agreement;

                      (xiii) Any issuance of any Partnership Interests or any other equity interests in the Partnership other than those issued to the General Partner, WECC and Global on the date hereof, or any repurchase or redemption of any Partnership Interests or other equity interests (including without limitation those of the General Partner, WECC, and Global); or

                      (xiv) Any incurrence of Indebtedness by the Partnership other than funded debt incurred to (A) meet budgeted working capital requirements of the Partnership or (B) finance distributions to Partners prescribed hereby.

                  (b) Void Action. Any action taken in violation of Section 5.2(a) shall be null and void.

                  (c) The General Partner shall cause the Partnership to (i) maintain the Properties in a good and safe condition and repair, (ii) promptly comply with all laws, orders and ordinances affecting the Properties, or the use thereof, (iii) promptly repair, replace or rebuild any part of the Properties that are destroyed by any casualty, or that become damaged, worn or dilapidated, and (iv) complete and pay for any structure at any time in the process of construction or repair on the Properties.

                  (d) The General Partner shall cause the Partnership to comply with all laws and regulations applicable to the Partnership, or its Properties or business. In furtherance but not in limitation of the foregoing, the General Partner shall (i) cause the Partnership to comply with all Environmental Laws applicable to the Partnership, or its Properties or business, (ii) cause the Partnership to implement, or confirm implementation by Weatherford or GE Capital of, the actions required by Environmental Laws to correct the conditions identified in the TRC Reports that violate Environmental Laws, including those items set forth on Schedules 3.1(l) and 3.2(l) to the Formation Agreement, with a goal of concluding such actions within six (6) months from the date of this LP Agreement, or with respect to conditions that cannot be corrected within six (6) months, as soon as is reasonably practicable, consistent with the requirements of Environmental Laws, (iii) cause the Partnership to ensure that (x) all equipment washing takes place on concrete pads, which prevent the discharge of washwater to the environment without requisite permits or governmental approvals, (y) secondary containment is provided for all hazardous materials storage areas, and (z) where appropriate, bottled or municipal water is provided to employees to prevent the consumption of water from on-site process wells,
(iv) report in writing at least annually to the Limited Partners on the status of the Partnership with respect to compliance with Environmental Laws and (v) within 30 days after the Closing, cause the Partnership to retain an environmental consulting firm to undertake limited sampling for RCRA metals and volatile organic compounds at or in the vicinity of any leach field located on property owned or leased, if allowed by applicable leases, by or for the Partnership as of the Closing. In connection with such obligation, the General Partner shall appoint and maintain a committee of its officers and/or employees to provide semi-annual written reports to the General Partner (which reports shall also be contemporaneously provided to each Limited Partner) as to such compliance. With respect to costs incurred in connection with clause (ii) above, GE Capital shall promptly pay or reimburse the Partnership for all reasonable out-of-pocket costs associated with actions undertaken by the Partnership at the properties or facilities contributed by Global to the Partnership, and Weatherford shall promptly pay or reimburse the Partnership for all reasonable out-of-pocket costs associated with actions undertaken by the Partnership at properties or facilities contributed to the Partnership by the Transferring Weatherford Entities; provided that the Partnership shall not commence any of the actions listed on Schedule 3.1(l) or 3.2(l) involving additional sampling or remediation unless it has received notice from the responsible Partner, Weatherford, with respect to Schedule 3.1(l), or GE Capital, with respect to Schedule 3.2(l) requesting the Partnership to implement the action or the responsible Partner fails to commence the required action within 30 days after the Closing Date. All other costs shall be those of the Partnership.

                  (e) The Partnership shall at all times operate under an Annual Business Plan (which shall include an operating and capital expenditure budget, and projected EBIT for each fiscal quarter of the Partnership for the applicable Partnership Fiscal Year, and for such Partnership Fiscal Year) approved by the Board of Directors in advance of the Partnership Fiscal Year to be covered by such Annual Business Plan, subject to the right of all of the Partners to approve thereof under Section 5.2(a) of this LP Agreement, and provided that the Partnership's Annual Business Plan for the 1999 Partnership Fiscal Year has been approved by all Partners and is attached as Exhibit B to this LP Agreement.

         Section 5.3. Finance Committee. The Partnership shall establish a separate Finance Committee ("Finance Committee") which shall be composed of four members, two of whom shall at all times be designated by WECC, and two of whom shall at all times be designated by Global. The purpose of the Finance Committee will be to report and make recommendations to the General Partner as to such matters affecting the Partnership as such Finance Committee deems appropriate, including without limitation the recommendation of Partnership budgets. The Finance Committee shall meet no less frequently than quarterly.

         Section 5.4. Compensation of General Partner. The General Partner shall be reimbursed all reasonable expenses incurred in managing the Partnership and acting as tax matters partner thereof, and on request of any Limited Partner shall provide such Limited Partner with documentary evidence reflecting such expenses.

         Section 5.5. Specific Obligations of General Partner. The General Partner shall, on behalf of and in the name of the Partnership and in addition to the general management obligations provided for in Section 5.1 of this LP Agreement and the obligations of the General Partner provided for elsewhere in this LP Agreement or by law, have the following specific obligations:

                  (a) The General Partner shall deposit all of the Partnership's funds in segregated bank accounts or other segregated investment accounts;

                  (b) The General Partner shall file certificates and do such other acts as may be required to qualify and maintain the Partnership as a limited partnership under the DRULPA and to qualify the Partnership to transact business in all such jurisdictions as may be required under applicable provisions of law, and to maintain such qualification, and shall do such other acts as the General Partner shall deem necessary or appropriate to comply with all other applicable provisions of law;

                  (c) The General Partner shall serve as the "tax matters partner" (as defined in Section 6231 of the Code) of the Partnership and, as such, shall have all of the rights and obligations given to a tax matters partner under the Code and the Regulations. The General Partner shall keep each Partner informed in writing of any administrative and judicial proceedings. Each Partner, by its execution of this LP Agreement, consents to the General Partner serving as the tax matters partner and agrees to execute, acknowledge or verify, and deliver, such written instruments as may be necessary or appropriate to evidence such consent;

                  (d) The General Partner shall take all such action necessary in order to preserve the treatment of the Partnership as a partnership for federal tax purposes; and

                  (e) The General Partner shall use its reasonable best efforts and take all necessary actions to ensure that the Partnership will be Year 2000 Compliant on or before September 1, 1999. By way of example and not by limitation, the efforts to be taken by the General Partner shall include (a) the commission of adequate resources (internal and, if required, in the best business judgment of the General Partner, external), (b) the hiring of outside consultants, if necessary, (c) the preparation of contingency plans, and (d) assessments of customer and supplier viability. In addition, the General Partner shall provide written quarterly reports to all Limited Partners as to the progress made in becoming Year 2000 Compliant.

         Section 5.6. Protection of Third Parties. Any Person doing any business with or otherwise dealing in any transaction whatsoever with the General Partner within the scope of its power and authority under this LP Agreement shall be entitled to rely fully upon the General Partner's power and authority to bind the Partnership in that business or transaction.

         Section 5.7. Outside Ventures of Partners. Each of WECC and Global and their respective Affiliates may engage in or possess any interest, whether direct or indirect, in any other business activity, venture or undertaking of any type or description, independently or with others, including without limitation activities, ventures or undertakings involving the acquisition, development and operation of compression businesses or any interest therein (whether or not the same may be competitive with the Partnership business or any business in which the Partnership may have an interest), and neither the Partnership nor any other Partner will, by virtue of this LP Agreement, have any right, title or interest in or to such outside activities, ventures or undertakings, or the income or other benefits derived therefrom. The conduct of the business of the Partnership may involve business dealings with such activities, ventures or undertakings. The General Partner shall devote such time as it considers necessary, in its reasonable discretion, to conduct the business of the Partnership in a prudent and diligent manner, and shall comply with all provisions of this LP Agreement, the General Partner's Certificate of Formation and the LLC Agreement. In addition, WECC agrees to cause its Affiliates to discuss and seek global alliances with the Partnership for the rental or sale of compressors or compression services; provided, however, any such services or alliances are effected on mutually agreeable terms and on an arms'-length basis.

         Section 5.8.  Liability; Protection; Indemnity.

                  (a) General Partner. The General Partner shall have no liability to the Partnership or any Partner as a result of any error of judgment, mistake or other action or inaction by the General Partner so long as the General Partner acted (or failed to act) in good faith and in material compliance with this LP Agreement and in a manner not involving gross negligence or reckless or willful misconduct, in a manner it reasonably believed to be within the scope of the authority conferred upon it by this LP Agreement, and in, or not opposed to, the best interests of the Partnership. The fact that the General Partner has obtained the advice of legal counsel selected in good faith not involving negligence or reckless or willful misconduct that any action or inaction by it is within the scope of the authority conferred upon the General Partner by this LP Agreement and in, or not opposed to, the best interests of the Partnership, shall be conclusive evidence that the General Partner reasonably believed in good faith that such action or inaction was within the scope of the authority conferred upon it by this LP Agreement and was in, or not opposed to, the best interests of the Partnership. The General Partner shall not, however, be required to procure such advice of legal counsel in order to be entitled to the benefit of the exculpation or indemnification provided hereunder. The Partnership shall indemnify and hold harmless the General Partner against and from any personal loss, liability, or damage incurred by it as a result of any action or inaction by it in connection with the operation of the business of the Partnership (excluding actions or inactions for which the General Partner is not protected under the provisions of this Section 5.8(a)), except that the General Partner shall not in any way be excused from bearing as a Partner the same portion of any such indemnification payment by the Partnership as it would bear of any other payment by the Partnership. The indemnification of the General Partner hereunder shall be limited to and recoverable only out of the assets of the Partnership. The indemnification provided for in this Section 5.8(a), and any obligation of the Partnership to indemnify a Partner under this LP Agreement or any applicable statute, regulation or court decision, shall be subordinate to the obligations of the Partnership to make distributions to the Partners hereunder.

                  (b) Limited Partners. Except to the extent expressly assumed in writing by a Limited Partner, no Limited Partner shall be liable for any debts, obligations or liabilities of the Partnership or any other Partner, whether arising in tort, contract, or otherwise, solely by reason of being a Limited Partner, or acting (or omitting to act) in such capacities, or participating (as a contractor or otherwise) in the conduct of the business of the Partnership; provided, however, that nothing in this Section 5.8(b) shall be construed to relieve any Limited Partner of any obligation it may have pursuant to the Formation Agreement. Except as otherwise specifically provided in this LP Agreement, no Limited Partner shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the Partnership or the other Limited Partner. The Partnership shall (i) pay, indemnify and hold the Limited Partners, as such, and their directors, officers, employees, shareholders, shareholders of shareholders, and partners, harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than income and franchise taxes payable with respect to the revenues or income of such Limited Partners), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this LP Agreement; and (ii) pay, indemnify, and hold the Limited Partners, as such, and their directors, officers, employees, shareholders, shareholders of shareholders and partners, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney's fees), disbursements, fines or amounts paid in settlement actually incurred, of any kind or nature whatsoever, including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, with respect to or arising from the execution, delivery, enforcement, performance and administration of this LP Agreement and any other related agreements (including without limitation the Formation Agreement and the LLC Agreement) or the operation of the Partnership (including, without limitation, liabilities or obligations arising under or pursuant to Environmental Laws) (all the foregoing, collectively, the "Limited Partners' Indemnified Liabilities"); provided that, the Partnership shall have no obligation hereunder to such Limited Partners with respect to the Limited Partners' Indemnified Liabilities arising from the willful misconduct or gross negligence of such Limited Partners; and provided further that, such indemnification shall in no way limit any indemnification or other obligation that either Limited Partner may have to the other or to the Partnership or to any Affiliate of the other or the Partnership under the Formation Agreement, all of which shall be governed by the Formation Agreement. The agreements in this
Section 5.8 shall survive repayment of all amounts owed to the Partners, and shall extend to the original such Partners and all transferees and subsequent transferees thereof permitted hereunder.

                  (c) Partnership. Neither of the Limited Partners shall, without the prior written consent of all other Partners, take any action on behalf of or in the name of the Partnership, or enter into any commitment or obligation binding upon the Partnership, except as expressly provided for in this LP Agreement. Each Limited Partner shall pay, indemnify and hold harmless the Partnership and the other Partners and each of their respective Affiliates, directors, officers, employees, shareholders, shareholders of shareholders, and partners, harmless from and against any and all claims, demands, losses, damages, liabilities, suits and other proceedings, judgments and awards, and costs and expenses (including but not limited to reasonable attorneys' fees) arising directly or indirectly, in whole or in part, out of any breach of the immediately preceding sentence by such Partner or its Affiliates, agents or employees. Nothing in this Section 5.8(c) shall be construed to benefit any Persons that are not parties to this LP Agreement, it being understood that no Limited Partner has any personal liability for the liabilities and obligations of the Partnership, and nothing in this Section 5.8(c) shall be construed to create any such personal liability to third parties on the part of the Limited Partners.

                  (d) Non-exclusive. The indemnification provided by this
Section 5.8 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement of the Partnership or a Partner, both as to action in an official capacity and as to action in another capacity while holding an office of a Person entitled to indemnification hereunder, and shall continue as to a person who has ceased to hold such an office and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, the indemnification provided in this
Section 5.8 shall be considered primary to any indemnification rights that an officer may have against a Partner or its Affiliates and if a Partner or its Affiliate is required to indemnify an officer for an action, omission or other matter with respect to which the Partnership would otherwise be required to indemnify such person hereunder, the Partnership will reimburse that Partner or Affiliate for any amount so paid.

         Section 5.9. Contracts With Related Parties. Goods supplied and services rendered, if any, to the Partnership by a Partner or an Affiliate thereof shall not constitute a Capital Contribution to the capital of the Partnership by such Partner and shall not be reimbursable by the Partnership except as specifically provided in this Section 5.9, or as otherwise agreed by all the Partners. Goods supplied and services rendered, if any, by the Partnership to any Partner or its Affiliates shall not be deemed a return of capital to such Partner. The Partnership will offer to either Partner (for the Partner's own use or use in conjunction with other goods and/or services provided by such Partner to third parties) its goods and/or services on an arms'-length basis. It is contemplated that one or more Affiliates of WECC will provide sales and related services for the Partnership from time to time. Such services shall be on an arms'-length basis, on terms mutually agreeable between the Partnership and WECC or such Affiliate of WECC, and on terms approved by all other Partners. Preapproved Contracts need not be approved on a contract by contract basis.


                                   ARTICLE VI

                      CERTAIN COVENANTS OF THE PARTNERSHIP

         Section 6.1. Certain Affirmative Covenants. The Partnership shall and the General Partner shall cause the Partnership to:

                  (a) Not compensate any of its employees in an amount that is in excess of that which the General Partner considers to be reasonable relative to the compression service industry and the services to be provided. The Partners acknowledge that the current compensation levels of the employees of the Weatherford Compression Business and the Global Compression Business are in compliance with the preceding sentence.

                  (b) Procure and maintain, or cause to be procured and maintained, insurance which the General Partner considers to be customary and reasonable covering the operations of the Partnership, including without limitation (i) workers' compensation and employers' liability insurance, (ii) comprehensive general liability insurance, (iii) comprehensive automobile liability insurance, (iv) protection and indemnity insurance, (v) product liability insurance, and (vi) all risk property insurance. All insurance coverages shall be in such amounts and forms as may be approved from time to time by the General Partner. All such coverages shall provide that the Limited Partners and their Affiliates be named as additional insureds and further provide that the insurers waive subrogation rights in favor of the Limited Partners and their Affiliates. The additional insured and waiver provisions shall apply only with respect to and to the extent of liabilities of the Partnership. It is agreed that the Partnership may self-insure any or all exposures; provided that, any such self insurance may not be undertaken without the unanimous, express, prior written approval of all Limited Partners. Any or all of the Partnership's insurance coverages may be included within the insurance policies maintained by a Limited Partner or its Affiliates; provided that, (i) such insurance is approved in writing by all Limited Partners, (ii) the Partnership shall be responsible for the payment of its allocated premiums and all retentions, deductibles and other payments relating to any claims made and (iii) such insurance may be terminated or modified at any time by such Limited Partner or Affiliates upon ten Business Days' prior written notice to the Partnership and the Limited Partners.

                  (c) Adopt, implement and maintain a code of ethics/integrity policy in form and substance attached as Exhibit C hereto.

                  (d) As soon as practical after the Closing Date, but in no event later than sixty (60) days thereafter, the Partnership will sell and lease back certain assets acquired from Global under the Master Lease and will pay the Contributed Global Note and make the Payment Obligation.

         Section 6.2. Certain Negative Covenants. The Partnership shall not:

                  (a) Incur any Indebtedness that purports to provide for any recourse against any Partner or any property or asset of any Partner, except as may be provided under the Master Lease with respect to one or more Weatherford Entities. Weatherford shall be subrogated to the rights of the Lessor against the assets subject the Master Lease (but not against the Partnership) if there is a default by the Partnership thereunder and Weatherford makes payments thereunder.

         Section 6.3. Employee Benefits and Employment Covenants. (a) Offers of Employment. As soon as practicable following the Closing Date (but in no event later than April 1, 1999), the Partnership shall offer employment to all active employees of the Global Compression Business (including employees on vacation) as of the expiration of the Employee Lease Agreement (other than those employees of the Global Compression Business listed on Schedule 6.3 (the "Global Employees")). In addition, the Partnership shall offer employment to those employees of the Global Compression Business listed on Schedule 6.3 who are identified on the date of such employment offer as being inactive because of approved leave of absence, long-term or short-term disability or maternity leave (the "Leave Employees"), upon their return to active employment, subject to the following conditions: (i) if on medical leave, such individual is released by his or her physician to return to active employment; and (ii) such individual actually reports for active employment with the Partnership immediately upon such medical release or expiration of approved leave; provided, however, no individual shall be offered employment under this provision after six (6) months from the Closing Date or after the expiration of any applicable federal or state law period, if later. Each such employee who accepts such offer of employment shall be referred to herein as a "Transferred Employee" upon commencement of employment with the Partnership. Notwithstanding the above, the Partnership shall not be obligated to continue the employment of any Transferred Employee for any period of time following his initial hire date. Global and each of its Affiliates shall retain liability and responsibility for any benefits in accordance with the Global Benefits Plans and Global Benefit Programs and Agreements with respect to Leave Employees until, and if, any such employee shall be employed by the Partnership.

                  (b) Terms and Conditions of Employment. The Partnership shall be liable for severance benefits outlined in Section 6.3(f) below for any Global Employee or Leave Employee (if such Leave Employee returns to active Employment within the time frame in Section 6.3(a)) not offered a Comparable Job (as hereinafter defined); provided, however, that the Partnership shall also be liable for any costs under the Worker's Adjustment and Retraining Notification Act, and any similar state or local law. Any Global Employee or Leave Employee not provided with a Comparable Job will immediately be eligible for severance benefits outlined in Section 6.3(f) below. The Partnership will provide each Transferred Employee with employee benefit plans of the

Partnership as applicable to similarly situated employees of the Partnership effective as of their date of hire by the Partnership; provided, however, that with respect to any Global Employee or Leave Employee employed outside of the United States, the Partnership shall provide such employees with substantially similar benefits in the aggregate to those they receive immediately prior to the Closing Date in the event the Partnership does not employ other individuals in such foreign country. For purposes hereof, "Comparable Job" means employment of a Transferred Employee in another position with the Partnership that is similar in respect to title, position and responsibility, is located within 50 miles of the job site of the employee's current position and is at a total compensation that is not less than ninety percent (90%) of that of the Transferred Employee's current position.

                  (c) Credited Service and Waiver of Pre-Existing Conditions. The Partnership shall recognize each Transferred Employee's service with Global or any of its Affiliates (to the extent Global or any of its Affiliates recognized such service) prior to the expiration of the Employee Lease Agreement as service with the Partnership or any of its Affiliates in connection with vacation and any employee benefit plan, including severance, for purposes of any waiting period, eligibility to participate, vesting, level of benefit and benefit entitlement (but not benefit accruals) only in which such Transferred Employees elect to participate and which is available by the Partnership or any of its Affiliates following the expiration of the Employee Lease Agreement. Any group medical plan provided by the Partnership or one of its Affiliates for Transferred Employees from and after the expiration of the Employee Lease Agreement shall not contain any pre-existing condition limitation or exclusion applicable to their participation therein and shall give each Transferred Employee credit toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the expiration of the Employee Lease Agreement during the applicable plan year.

                  (d) Vacation. Transferred Employees shall be eligible for vacation in accordance with the Partnership vacation policy following the expiration of the Employee Lease Agreement; provided, however, the Partnership shall recognize the accrued vacation carried over, if any, by each Transferred Employee and the Partnership will compensate the Transferred Employee for the difference between the maximum accrual of the Transferred Employee under the applicable Global vacation plan and the maximum accrual allowed by the Partnership plan less sick pay benefits of 56 hours for non exempt personnel. This "Excess" amount will be paid on the first pay period the Transferred Employee is on the Partnership payroll.

                  (e) Bonus, Sales Commission and Retention Plans. The Partnership shall be responsible for and shall pay all (i) sales commissions to Global Employees which are earned prior to the expiration of the Employee Lease Agreement but are payable on or following the expiration of the Employee Lease Agreement in accordance with the terms of the Global Compression Services, Inc. Sales Incentive Plan, which commissions shall be accrued on Global's Closing Date Balance Sheet/Financial Statements, (ii) 1998 bonuses due to Global Employees under the Global Compression Services, Inc. Manager Bonus Plan, which bonuses shall be accrued on Global's Closing Date Balance Sheet/Financial Statements and (iii) retention bonuses for those Global Employees set forth on
Schedule 6.3 in accordance with the terms of the Global Compression Services, Inc. Retention Plan (except that with respect to any such employee who is paid by GE Capital, the Partnership shall reimburse GE Capital for the amount of such retention bonus), which retention bonuses shall be accrued on Global's Closing Date Balance Sheet/Financial Statements.

The Partnership shall be responsible for the payment of the retention and severance payments set forth on Schedule 6.3 attached hereto.

                  (f) Severance. For a period of twelve (12) months following the Closing Date, the Partnership shall provide benefits upon termination of employment to any Transferred Employee who is terminated from the Partnership within such period in such amounts as prescribed under the Global Compression Services, Inc. Lack of Work Policy and, if applicable, the "Special Assignment Period of Paid Time with Benefits" as set forth on Schedule 6.3. In addition, the Partnership shall pay, or reimburse Global or GE Capital for, any severance costs with respect to any Global Employee or Leave Employee not offered a Comparable Job in accordance with Section 6.3(b) hereof.

                  (g) Benefit Plan Participation. Effective 12:00 a.m. on the expiration of the Employee Lease Agreement, or the day that a Transferred Employee commences employment with the Partnership, if later, and signed all benefit plan participation forms that may be appropriate, as applicable, the active participation of any Transferred Employee in any Global Benefit Plan will terminate and no further benefits shall accrue under any Global Benefit Plans with respect to any Transferred Employee or any beneficiary of any Transferred Employee. Global and its Affiliates shall retain all liability and be responsible for all claims of Global Employees and Leave Employees incurred on and prior to the expiration of the Employee Lease Agreement in accordance with each Global Benefit Plan which is a "group health plan" as defined in Section 5000(b)(1) of the Code (subject to the reimbursement provisions of the Employee Lease Agreement) and the Partnership or any of its Affiliates shall be responsible for all claims of Transferred Employees incurred after the expiration of the Employee Lease Agreement in accordance with each Partnership benefit plan which is a "group health plan" as defined in Section 5000(b)(1) of the Code (or such later date a Leave Employee returns to active employment with the Partnership).

                  (h) The Partnership shall not assume any Global Benefit Plan and Global Benefit Programs and Agreements except for the Global Compression Services, Inc. 401(k) Profit Sharing Plan.

                  (i) Global and GE Capital shall assume all obligations, responsibilities and liabilities including severance liability and continuation coverage under Code Section 4980B and Part 6 of Title 1 of ERISA for all Global Employees, including Leave Employees who refuse or decline a Comparable Job or Leave Employees who are not offered employment under Section 6.3(a) after six
(6) months from the Closing Date or after the expiration of any applicable federal or state law period, if later.

                                   ARTICLE VII

                   ACCOUNTING AND FISCAL AFFAIRS; INSPECTIONS

         Section 7.1. Accounting. The General Partner shall keep or cause to be kept full, complete, proper and accurate records and books of account for the Partnership. Such records and books of account shall be (i) prepared and presented in accordance with generally accepted accounting principles, consistently applied ("GAAP"), (ii) maintained on an accrual basis, (iii) adequate to provide each Partner with all financial information that may be needed by such Partner or any of its Affiliates for purposes of satisfying the financial or tax reporting obligations of such Partner or Affiliate, (iv) kept at the principal office of the Partnership, and (v) open for the inspection, examination and copying by any Partner or that Partner's authorized representative as often as may reasonably be desired. The General Partner shall establish GAAP accounting policies and a system of internal controls and procedures designed to ensure that the Partnership and any of its subsidiaries keep and maintain records and books that, in sufficient and reasonable detail, accurately and fairly reflect all transactions of the Partnership and such subsidiaries, which policies, controls and procedures are described on Schedule
7.1 attached hereto. The General Partner shall retain such records and books of account for six (6) years after the termination of the Partnership.

         Section 7.2. Audit. The Partnership shall engage as independent auditors ("Auditors") for the Partnership the firm of Arthur Andersen LLP or such other firm of nationally recognized, independent certified public accountants as the Partners shall unanimously agree. The Auditors shall at the end of each Partnership Fiscal Year (i) audit the records and accounts of the Partnership, and (ii) render their opinion on the statement of financial condition of the Partnership as of the end of each Partnership Fiscal Year and related statements of income and changes in financial condition for each Partnership Fiscal Year.

         Section 7.3.  Annual Reports; Monthly Reports.

                  (a) The General Partner shall furnish to each of the Limited Partners annually, within one hundred twenty (120) days following the end of each Partnership Fiscal Year, a complete copy of the Partnership's annual financial statements audited by the Auditors in accordance with GAAP, containing statements of profit and loss and the balance sheet for the Partnership. Such statements shall set forth the financial condition and income and expenses for the Partnership for the immediately preceding Partnership Fiscal Year, including without limitation, statements of annual net operating income. In addition, the General Partner shall furnish to each of the Limited Partners, on or before twenty (20) days after the end of each fiscal quarter, a quarterly report in a form reasonably acceptable to the Limited Partners, certified by the General Partner, containing the Partnership's quarterly and year-to-date unaudited financials, prepared in accordance with GAAP. The General Partner will furnish to the Limited Partners on a monthly basis the same monthly financial information with respect to the Partnership as is furnished to senior management of Weatherford.

                  (b) The General Partner will furnish to each of the Limited Partners, promptly but within ten (10) Business Days after request (or if more than ten (10) Business Days is reasonably necessary, as soon thereafter as may be reasonably possible), such further detailed information with respect to the Partnership's financial condition, results of operations and affairs as may be reasonably requested by any Limited Partner and that is directly related to the Properties, business or operations of the Partnership.

         Section 7.4. Tax Information and Elections. The Partnership shall engage the firm of PricewaterhouseCoopers LLP or such other firm of nationally recognized, independent certified public accountants as the Partners shall unanimously agree to prepare and deliver to each Partner, within one hundred twenty (120) days following the end of each Partnership Fiscal Year, with respect to such Partnership Fiscal Year the Partnership's return on Form 1065 (or similar form) and a statement showing such information concerning all items of income, gain, loss, deduction, and credit of the Partnership for federal income tax purposes, and each Partner's allocable share thereof, as shall be necessary to permit each Partner to prepare its federal income tax return. A written estimate of such information to be set forth in such statement shall be provided by such firm not later than December 1 of the prior Partnership Fiscal Year, with an updated written estimate to be provided on each of the following February 15 and March 15, and the final such statement to be provided within such one hundred twenty (120) day period. The General Partner shall cause all tax returns and reports required to be filed by the Partnership to be prepared and timely filed with the appropriate authorities and shall furnish to the Partners copies of such tax returns and reports promptly after the filing of the same. The General Partner shall retain such tax returns and reports for the three most recent Partnership Fiscal Years.

         Section 7.5. Method of Accounting. In addition to the financial statements of the Partnership, all other statements and financial information provided under this LP Agreement shall be prepared in accordance with GAAP.

         Section 7.6. Rights of Inspection; Audit. Each Limited Partner shall have the right to conduct financial and operational audits of the Partnership and/or any of its subsidiaries, at its own expense, and the Partnership, such subsidiaries, the General Partner, the management of the General Partner and the Auditors shall cooperate fully with the auditors and representatives of the Limited Partners in connection therewith, including without limitation responding to any comments and suggestions made thereby. Copies of all internal audits conducted by a Limited Partner pursuant to this Section 7.6, and all responses of the General Partner and its management thereto, shall be furnished to the Limited Partner. If in the course of any audit (or other review) of the Partnership (including without limitation an audit of any of its subsidiaries), problems are noted and the response or action of the General Partner made with regard thereto is deemed by a Limited Partner not to be adequate, the Partners shall attempt to agree upon a satisfactory resolution. If the Partners cannot agree, the dispute shall be submitted to the Partnership's Auditors, who shall attempt to propose a satisfactory resolution.

         Section 7.7. General Partner's Books and Records. The General Partner shall keep or cause to be kept full, complete, proper and accurate records and books of account for itself.

         Section 7.8. Bank Accounts. Funds of the Partnership shall be deposited in an account or accounts of the Partnership of a type, in a form and in a bank or banks approved by the General Partner. Withdrawals from Partnership bank accounts shall be made by officers of the General Partner approved by the Board of Directors of the General Partner.

         Section 7.9. Withdrawals of Capital and Additional Contributions. Except as otherwise expressly provided herein, no portion of the capital of the Partnership may be withdrawn at any time without the approval of all of the Partners.


                                  ARTICLE VIII

                                   TAX MATTERS

         Section 8.1. Partnership for Tax Purposes. The Partners agree that the Partnership shall be treated as a partnership for tax purposes under the Code, state and local income tax laws or other laws, and, except as required by law, further agree not to take any action or to make any election, in a tax return or otherwise, inconsistent therewith.

         Section 8.2. Tax Elections. Subject to Section 4.6(b) of this LP Agreement, the General Partner, by its Members holding a majority of the Membership Interests, is authorized to make any and all elections for federal, state and local tax purposes. In connection with any transfer of a Partnership Interest pursuant to this LP Agreement, the General Partner shall cause the Partnership, at the written request of the transferor or transferee, on behalf of the Partnership and at the time and in the manner provided in Regulations
Section 1.754-1(b), to make an election to adjust the basis of the Partnership's property in the manner provided in Section 743(b) of the Code, and such transferee shall pay all costs incurred by the Partnership in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees, provided, however, that the General Partner shall not be obligated to cause the Partnership to make an election pursuant to this Section 8.2 if the General Partner, in its reasonable discretion, determines that such election may have a material adverse effect on any other Partner.

         Section 8.3. Notice of Tax Audit. Prompt notice shall be given to all Partners upon receipt of advice that the Internal Revenue Service or any other taxing authority intends to examine Partnership tax returns for any period.


                                   ARTICLE IX

                           SALE, TRANSFER OR MORTGAGE

         Section 9.1. Transfer Restrictions and Procedures. Each of the Partners agrees that it will not Transfer all or any part of its Partnership Interest, except as provided in Article X, Article XI or Section 9.2 and except that any Partner may Transfer all or any part of its Partnership Interest to any Affiliate thereof (so long as such Partner directly and beneficially owns at least 50% (on a fully-diluted basis) of the issued and outstanding equity securities or other equity interests of such Affiliate), provided that (i) notice of such Transfer is given by the Partner making such Transfer to all other Partners, (ii) any such Affiliate to whom any Partnership Interest is to be transferred pursuant to such Transfer enters into an agreement with all other Partners, reasonably satisfactory in form and substance as to such other Partners, pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this LP Agreement and (iii) any such Affiliate to whom any

Partnership Interest is so transferred pursuant to such Transfer shall be deemed to be subject to the same provisions of this LP Agreement as the Partner making the Transfer. Any purported Transfer in violation of this Section 9.1 shall be null and void.

         Section 9.2. Sale by WECC. Beginning three years from the Closing Date, so long as the Partnership or a successor entity has not effected an IPO of its securities pursuant to Section 11.1 of LP Agreement, WECC may sell all (but not less than all) of its Partnership Interests (including that percentage of the General Partner's Partnership Interests attributable to WECC's position as a Member of the General Partner) to a third party, provided that (i) the price paid for such Partnership Interests is not less than the Net Book Value thereof on the date of sale, (ii) such price shall be payable only in cash (or, if any non-cash consideration is to be received, such consideration shall be valued by a nationally recognized investment banking firm selected by Global), (iii) Global has the option to sell all (but not less than all) its Partnership Interests (including that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner) on the same terms and conditions as WECC (which shall be reflected in a written offer by the third party to Global) and (iv) if Global elects not to sell its Partnership Interests or if such third-party sale is not consummated, Global's put rights, and WECC's and Weatherford's obligations under Section 11.2 hereof shall remain in full force and effect (if any such third party sale in which Global elects to participate is consummated, Global's put rights, and WECC's and Weatherford's obligations, under Section 11.2 hereof shall continue in full force and effect until the actual time of such consummation).


                                    ARTICLE X

                             DEFAULT AND DISSOLUTION

         Section 10.1. Events of Default and Withdrawal.

                  (a) LP Event of Default. The occurrence of any of the following events shall constitute an "LP Event of Default" hereunder on the part of the Partner with respect to whom such event occurs (the "Defaulting Partner") if, within 30 days following notice of such default from any other Partner, which notice shall be provided to all Partners (each Partner with respect to whom such event does not occur, a "Nondefaulting Partner"), or ten days if the default is due solely to the nonpayment of monies, such Defaulting Partner fails to pay such monies, or in the case of non-monetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default:

                      (i)the attempted violation by a Partner of any of its obligations under Article IX of this LP Agreement; or

                      (ii) material default in the performance of or failure to comply with any other agreements, obligations or undertakings of a Partner contained in this LP Agreement, other than the agreement not to resign from the Partnership set forth in Section 2.6.1 of this LP Agreement.

                  (b) Event of Withdrawal. The occurrence of any of the following events shall constitute an "LP Event of Withdrawal" hereunder on the part of the Partner with respect to whom such event occurs (the "Withdrawing Partner") immediately upon such occurrence without any requirement of notice from any other Partner (each such other Partner, a "Nonwithdrawing Partner") or passage of time except as specifically set forth below:

                      (i) institution by a Partner of proceedings of any nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Partner is seeking relief as debtor;

                      (ii) a general assignment by a Partner for the benefit of its creditors;

                      (iii) the institution by a Partner of a case or other proceeding under any section or chapter of the federal Bankruptcy Code, as now existing or hereafter amended or becoming effective;

                      (iv) the institution against a Partner of a case or other proceeding with respect to it under any section or chapter of the federal Bankruptcy Code, as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of 60 days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

                      (v) a proposed plan of arrangement or other action by a Partner's creditors taken as a result of a general meeting of the creditors of such Partner;

                      (vi) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of $25,000,000 of a Partner if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Partner of its obligations under this LP Agreement, which receivership remains undischarged or unstayed for a period of 60 days from the date of its imposition;

                      (vii) admission by a Partner in writing of its inability to pay its debts as they mature;

                      (viii) attachment, execution or other judicial seizure of all or any substantial part of a Partner's assets or of a Partner's Partnership Interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $25,000,000 and remaining undismissed, unstayed or undischarged for a period of 60 days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Partner of its obligations under this LP Agreement; provided, however, that said attachment, execution or seizure shall not constitute an LP Event of Withdrawal hereunder if said Partner posts a bond sufficient to fully satisfy the amount of such claim or judgment within 15 days after the levy thereof and the Partner's assets are thereby released from the lien of such attachment;

                      (ix) the resignation or withdrawal of the Partner from the Partnership; or

                      (x) the dissolution of any Partner that is an entity (if such dissolution is followed by the liquidation or winding up of such Partner).

         Section 10.2.  Election of Nondefaulting or Nonwithdrawing Partner.

                  (a) Purchase in LP Event of Withdrawal. Upon the occurrence of any LP Event of Withdrawal by any Limited Partner, the Limited Partner that is a Nonwithdrawing Partner shall have the right (but not the obligation) to purchase all (but not less than all) of the Partnership Interests of the Withdrawing Partner and that percentage of the General Partner's Partnership Interests attributable to the Withdrawing Partner's position as a Member of the General Partner, for cash at a price determined pursuant to the appraisal procedure set forth in Article XIII of this LP Agreement by payment of 20% of such purchase price at the closing of such purchase, the balance of the purchase price to be payable in equal monthly installments over a period of five years, the unpaid balance to bear interest at a rate of interest equal to the then prime rate at Chase Bank, Texas, N.A., plus one-half percent, with the right of prepayment of any amount at any time without premium or penalty. In furtherance of such right, such Nonwithdrawing Partner may notify the Withdrawing Partner at any time following an LP Event of Withdrawal of its election to institute the appraisal procedure set forth in Article XIII of this LP Agreement. Upon receipt of notice of determination of the net fair market value of such Withdrawing Partner's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to such Withdrawing Partner's position as a Member of the General Partner, such Nonwithdrawing Partner may notify such Withdrawing Partner of its election to purchase such Partnership Interests.

                  (b) Affiliated Purchaser. The Nonwithdrawing Partner may assign to any Affiliate (the "Partner Affiliated Purchaser") its rights to purchase the Partnership Interests of the Withdrawing Partner (and that percentage of the General Partner's Partnership Interests attributable to its position as a Member of the General Partner) pursuant to Section 10.2(a) of this LP Agreement. If the Partner Affiliated Purchaser exercises such right and purchases such Partnership Interests, the Partner Affiliated Purchaser shall automatically be admitted to the Partnership as a Partner with the Percentage Interests applicable to the Partnership Interests so purchased.

                  (c) Closing. The closing of any purchase pursuant to this
Section 10.2 shall take place at the principal office of the Partnership, unless otherwise unanimously agreed by all the Partners, on a date specified by the Nonwithdrawing Partner or Partner Affiliated Purchaser (as applicable) that is not less than ten days following receipt of notice of determination of the net fair market value of the Partnership Interests to be purchased pursuant to
Article XIII of this LP Agreement. Upon the closing of such purchase, the Nonwithdrawing Partner or Partner Affiliated Purchaser (as applicable) may elect to offset against the purchase price the amount of any loss, damage or injury, the amount of which has been established by a final nonappealable judgment, caused to it (or, in the case of an Partner Affiliated Purchaser, caused to the Nondefaulting Partner or Nonwithdrawing Partner) by the LP Event of Withdrawal.

                  (d) Election to Dissolve for LP Event of Default. If an LP Event of Default occurs and is continuing, the Nondefaulting Partner may elect to dissolve and terminate the Partnership pursuant to Section 10.3(i) of this LP Agreement by written notice to the Defaulting Partner.

         Section 10.3.  Causes of Dissolution.

                  The Partnership shall be dissolved only in the event that:

                      (i) an LP Event of Default has occurred and is continuing and the Nondefaulting Partner elects to dissolve the Partnership as provided in
Section 10.2(d) of this LP Agreement;

                      (ii) an LP Event of Withdrawal has occurred, or any other event occurs that terminates the continued Partnership of a Partner in the Partnership under Section 17-801(4) of the DRULPA , unless the business of the Partnership is continued by the consent of all the remaining Partners (including any Partner Affiliated Purchaser) within 90 days following the occurrence of such LP Event of Withdrawal;

                      (iii) the Partners unanimously agree to terminate the Partnership;

                      (iv) the Partnership ceases to maintain any interest (which term shall include but not be limited to a security interest) in the Business;

                      (v) at least one of the Partners elect to dissolve or terminate the Partnership pursuant to any provision of this LP Agreement permitting such election to be made;

                      (vi) the Partnership is dissolved pursuant to an express provision of this LP Agreement; or

                      (vii) a decree of judicial dissolution is entered under
Section 17-802 of DRULPA.

         Section 10.4. Procedure in Dissolution and Liquidation.

                  (a) Winding Up. Upon any dissolution of the Partnership pursuant to Section 10.3 of this LP Agreement, unless the business of the Partnership is continued in accordance with Section 10.3(ii) of this LP Agreement, the Partnership shall immediately commence to wind up its affairs and the Partners shall proceed with reasonable promptness to liquidate the business of the Partnership.

                  (b) Management Rights During Winding Up. During the period of the winding up of the affairs of the Partnership, the rights and obligations of the Partners set forth in this LP Agreement with respect to the management of the Partnership shall continue. For purposes of winding up, the Partners shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Partnership assets; provided that, if the termination of the Partnership results from an LP Event of Default or LP Event of Withdrawal, the Defaulting Partner or Withdrawing Partner (as applicable) shall have no further right to participate in the management or affairs of the Partnership or to attend meetings of the Partners or vote on decisions, but shall nonetheless be bound by all decisions made by the Nondefaulting Partner(s) or Nonwithdrawing Partner(s) (as applicable) relating to matters with respect to the operations of the Partnership or the winding up of the Partnership. Each Partner hereby waives any claims it may have against the Nondefaulting

Partner(s) or Nonwithdrawing Partner(s) (as applicable) that may arise out of the management by the Nondefaulting Partner(s) or Nonwithdrawing Partner(s) of the Partnership, so long as such Nondefaulting Partner(s) or Nonwithdrawing Partner(s) acts in good faith.

                  (c) Distributions in Liquidation. The assets of the Partnership shall be applied or distributed in liquidation in the following order of priority:

                      (i) first, to the payment of the expenses of liquidation;

                      (ii) second, in payment of debts and obligations of the Partnership owed to third parties or to Partners; and

                      (iii) third, any remaining assets shall be distributed to the Partners in accordance with Section 4.7 of this LP Agreement, provided that there shall be withheld from the amount otherwise distributable to a Defaulting Partner or Withdrawing Partner, the amount of any loss, damage or injury to the Nondefaulting Partner or Nonwithdrawing Partner, the amount of which has been established by a final, nonappealable judgment, caused to the Nondefaulting Partner or the Nonwithdrawing Partner by the LP Event of Default or the LP Event of Withdrawal, and such amount shall be distributed to the Nondefaulting Partner or the Nonwithdrawing Partner in addition to the amounts otherwise distributable to such Nondefaulting Partner or such Nonwithdrawing Partner.

                  (d) Noncash Assets. Every reasonable effort shall be made to dispose of the assets of the Partnership so that all distributions may be made to the Partners in cash. Notwithstanding the foregoing, the Partners agree that, in the event of liquidation, the Partner that or whose Affiliates contributed particular patents, patent applications, trademarks and trade names to the Partnership (or whose predecessor in interest made such contributions), if any, shall be given the right of first refusal to reacquire such patents, patent applications, trademarks or trade names as it so desires by payment to the Partnership of an amount equal to the then current net asset value on the books of the Partnership of such patents, patent applications, trademarks or trade names. If the Partnership makes distributions in kind to the Partners in connection with the liquidation of the Partnership, for purposes of determining the Capital Account balances of the Partners, the Partnership shall be deemed to have sold the assets to be distributed in kind to a third party for cash at the fair market value thereof as determined (i) by an investment banking firm (including any successor) listed on Schedule 10.4(d) hereto selected by the Nondefaulting Partner or the Nonwithdrawing Partner, as the case may be, if the termination and liquidation of the Partnership results from an LP Event of Default or an LP Event of Withdrawal, and (ii) in all other cases, by unanimous agreement of all Partners (or if such Partners cannot so agree, as determined by a nationally recognized investment bank or appraiser unanimously selected by all Partners). Any license or other agreement permitting the Partnership to use the name "Weatherford" shall terminate automatically upon dissolution of the Partnership.

         Section 10.5. Disposition of Documents and Records. All documents and records of the Partnership, including without limitation all financial records, vouchers, canceled checks and bank statements, shall be delivered to WECC upon termination of the Partnership. Unless otherwise approved by Global, WECC shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records available during normal business hours to Global for inspection and copying at Global's cost and expense. In the event either Partner ("Nonsurviving Partner") for any reason ceases as provided herein to be a Partner at any time prior to termination of the Partnership, and the Partnership is continued without the Nonsurviving Partner, the other Partner ("Surviving Partner") agrees that said documents and records of the Partnership up to the date of the termination of the Nonsurviving Partner's Partnership Interest shall be maintained by the Surviving Partner, its successors and assigns, for a period of not less than seven (7) years thereafter; provided, however, that if there is an audit or threat of audit, such documents and records shall be retained until the audit is completed and any tax liability finally determined. Such documents and records shall be available for inspection, examination and copying by the Nonsurviving Partner upon reasonable notice during said seven-year period.

         Section 10.6. Termination. The Partners shall comply with all requirements of the Act or other applicable law pertaining to the winding-up of the Partnership. On completion of the distribution of Partnership assets as provided in this LP Agreement, the Partnership shall be terminated, and the Partners shall file a certificate of cancellation with the Secretary of State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.


                                   ARTICLE XI

                           PUBLIC OFFERING; PUT; CALL

         Section 11.1. Registration Right. Global, WECC and the Partnership have executed and delivered and shall have the rights and obligations set forth in the Registration Rights Agreement. If the IPO Notice contemplates a public offering and sale of Partnership Interests or other equity interests by Global, Global and each other Limited Partner will have the right to include their Partnership Interests or such other entity interests on a pro rata basis pursuant to and in accordance with the terms and conditions set forth in the Registration Rights Agreement. WECC shall have the right for 90 days following the date of the IPO Notice to exercise its call pursuant to Section 11.3. During such 90-day period, the Partnership will draft a registration statement on an appropriate form and file it with the Securities and Exchange Commission (the "Commission"). Such registration statement shall be filed no earlier than 60 days following the date of the IPO Notice and is not to be declared effective until a date following the earlier of (i) the last day of the 90 day period following the date of the IPO Notice during which WECC may exercise its call pursuant to Section 11.3 and (ii) the date of WECC's notice to Global that WECC will not exercise such call. If WECC exercises such call within such 90 day period, such registration statement will be withdrawn.

         Section 11.2.  Put.

                  (a) Two-year Put. At any time from and after twenty-four (24) months following the Closing Date, so long as the Partnership or a successor entity has not effected an initial public offering ("IPO") of its securities pursuant to Section 11.1 of this LP Agreement, Global shall have the right to require WECC to purchase all (but not less than all) its Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner at a cash price equal to the product of (i) Global's Percentage

Interests plus the General Partner's Percentage Interests attributable to Global's position as a Member of the General Partner multiplied by (ii) the Market Value of the Partnership (as determined pursuant to Article XIII of this LP Agreement) as of the date of Global's written notice of put to WECC.

                  (b) Put Closing. The closing of the purchase by WECC of Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner shall occur on the later of (i) the 90th day following the determination of the Market Value of the Partnership (as determined pursuant to Article XIII of this LP Agreement), or such other date as may be mutually agreed upon by WECC and Global, and (ii) the fifth Business Day following the receipt of all material governmental approvals (if any) required for such purchase and sale, including the expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Requisite Approvals").

                  (c) Weatherford Put Obligation. Weatherford shall be jointly and severally liable with WECC for the obligations of WECC under this Section 11.2.

                  (d) Nonexclusive remedy on default. If Global exercises its put option pursuant to this Section 11.2, and WECC and Weatherford default in their obligation to purchase Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner, Global shall have the right to independently seek a purchaser for the Partnership or its assets, and may select any investment banking firm (including any successor thereto) listed on Schedule 10.4(d) hereto to conduct an auction of the Partnership or its assets. The fees of such firm and all of Global's expenses in connection with such action (including without limitation its attorneys' fees) shall be paid by WECC or Weatherford, or if WECC or Weatherford default in such payment obligation, by the Partnership (and Weatherford, WECC and the General Partner shall fully cooperate with Global and GE Capital in connection with such action, including without limitation taking all actions and executing all agreements and instruments as may be reasonably requested by Global or GE Capital to effect such action). Any such auction shall be conducted in a commercially reasonable manner acceptable to Global and GE Capital. The remedy provided for in this
Section 11.2(d) shall not be exclusive of any other remedy that Global may have, whether at law or in equity, for any such defaults by WECC or Weatherford.

         Section 11.3.  Call.

                  11.3.1. Initial Price. At any time after the date hereof, WECC shall have the right to purchase all (but not less than all) of Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner at a cash price equal to the greater of (i) the product of (A) Global's Percentage Interests plus the General Partner's Percentage Interests attributable to Global's position as a Member of the General Partner multiplied by (B) the Market Value of the Partnership (as determined pursuant to Article XIII of this LP Agreement) as of the date of WECC's written notice of call to Global and (ii) $219,950,000 (less any cash or other distributions from the Partnership to Global or its Affiliates in respect of Global's Partnership Interest or Global's interest in the General Partner, including the payment pursuant to the Payment Obligation) increased by the increase in the Partnership's retained earnings during the first Partnership Fiscal Year multiplied by the sum of Global Percentage Interests and the General Partner's Partnership Percentage Interests attributable to Global's position as a Member of the General Partner, an annual rate of five percent (5%) during the second Partnership Fiscal Year and thereafter at a compound annual rate of six and 1/2 percent (6.5%). The closing of the purchase by WECC of Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner shall occur on the later of (i) the tenth Business Day following the determination of the Market Value of the Partnership (as determined pursuant to Article XIII of this LP Agreement), or such other date as may be mutually agreed upon by Global and WECC, and (ii) the fifth Business Day following receipt of all Requisite Approvals (if any).

                  11.3.2. Adjusted Price. If WECC purchases Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner pursuant to
Section 11.3.1 within 12 months following the Closing Date and if a Significant Transaction occurs within 12 months following the date of closing such purchase, WECC will pay to Global (as additional consideration for Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner) an amount in cash equal to the excess, if any, of the value of the consideration actually received by WECC in the Significant Transaction multiplied by Global's Percentage Interests plus the General Partner's Percentage Interests attributable to Global's position as a Member of the General Partner at the time of sale to WECC over the purchase price initially paid by WECC for Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner (the "Adjustment Amount"). If WECC purchases Global's Partnership Interests and that percentage of the General Partner's Partnership Interests attributable to Global's position as a Member of the General Partner pursuant to Section 11.3.1 after 12 months following the Closing Date and before the expiration of 24 months following the Closing Date, and if a Significant Transaction occurs within six months following the date of closing such purchase, WECC will pay to Global the Adjustment Amount, if any, with respect to such Significant Transaction. Any non-cash consideration received by WECC in connection with a Significant Transaction shall be valued by a nationally recognized investment banking firm selected by Global. For purposes of this Section 11.3.2, a "Significant Transaction" shall mean the sale of more than 50% of the assets of the Partnership or a merger, consolidation, share exchange, combination or other fundamental business transaction with an entity not affiliated with WECC or an initial public offering by the Partnership. A Significant Transaction shall not include any pro rata distribution by or on behalf of Weatherford of all (but not less than all) the Partnership Interests or interests in a successor to the Partnership owned by WECC (including the General Partner's Partnership Interests or interests in a successor to the General Partner attributable to WECC's position as a Member of the General Partner) to Weatherford's shareholders (a "Spin-Off") except to the extent WECC receives consideration from the entity subject to the Spin-Off that is in excess of the amount paid to Global for its interest, in which case the Adjustment Amount shall equal that amount of consideration that was received by WECC in excess of the amount paid to Global for its interest or any Transfer permitted under Section 9.1 hereof. In addition, a Significant Transaction shall not include any merger, consolidation, share exchange or change in control of Weatherford.

                                   ARTICLE XII

                                   ARBITRATION

         Section 12.1. Dispute Resolution; Arbitration. Any Claim arising out of or related to this LP Agreement shall be governed by the dispute resolution, arbitration, attorneys' fees and choice of forum provisions set forth in Section
9.2 of the Formation Agreement.



                                  ARTICLE XIII

              DETERMINATION OF THE MARKET VALUE OF THE PARTNERSHIP

         Section 13.1. Determination of Market Value of the Partnership.

                  (a) Negotiation Period. Whenever any provision of this LP Agreement provides for the valuation of a Partnership Interest to be purchased or sold, the value of such Partnership Interest shall be determined as follows. The Partners shall first attempt to agree upon the "Market Value of the Partnership" (as defined in Section 13.1(c)) for a period of 60 days following the event giving rise to the determination of the Market Value of the Partnership.

                  (b) Appraisal Process. In the event WECC and Global are unable to reach an agreement as to the Market Value of the Partnership within the 60-day period referred to in Section 13.1(a), then within five Business Days after the expiration of such 60-day period (such fifth Business Day being referred to herein as the "13.1 Appraisal Process Commencement Date"), WECC and Global each shall select a nationally recognized investment banking firm who shall (i) prepare a report which (A) sets forth such investment banking firm's determination of the Market Value of the Partnership (which shall be a single amount as opposed to a range) and (B) includes work papers which indicate the basis for and calculation of the Market Value of the Partnership (a "13.1 Appraisal Report") and (ii) deliver to WECC or Global, as the case may be, an oral and written opinion addressed to such party as to the Market Value of the Partnership. The fees and expenses of each investment banking firm shall be paid by the party selecting such investment banking firm. Each of WECC and Global shall instruct its respective investment banking firm to (i) not consult with the other investment banking firm with respect to its view as to the Market Value of the Partnership prior to the time that both investment banking firms have delivered their respective opinions to WECC or Global, as applicable, (ii) determine the Market Value of the Partnership in accordance with Section 13.1(c), (iii) deliver their respective 13.1 Appraisal Reports, together with their oral and written opinions as to the Market Value of the Partnership (the "13.1 Initial Opinion Values"), within 30 days after the 13.1 Appraisal Process Commencement Date, and (iv) deliver a copy of its written opinion and its 13.1 Appraisal Report to the Partnership, the other party and the other party's investment banking firm at the time it delivers its oral and written opinion to WECC or Global, as applicable. The opinions and reports of the two investment banking firms shall be delivered at the same time.

                  If the two 13.1 Initial Opinion Values differ and the lesser
13.1 Initial Opinion Value equals or exceeds 90% of the greater 13.1 Initial Opinion Value, the Market Value of the Partnership shall be deemed to be an amount equal to (i) the sum of the two 13.1 Initial Opinion Values divided by
(ii) two.

                  If the 13.1 Initial Opinion Values differ and the lesser 13.1 Initial Opinion Value is less than 90% of the greater 13.1 Initial Opinion Value, then:

                      (i) within two Business Days after both investment banking firms have delivered their respective opinions to WECC or Global, as applicable, each investment banking firm shall, at a single meeting at which WECC, Global, the Partnership and the other investment banking firm are present, make a presentation with respect to its 13.1 Initial Opinion Value. At such presentation, WECC, Global, the Partnership and the other investment banking firm shall be entitled to ask questions as to the basis for and the calculation of such investment banking firm's Initial Opinion Value; and

                      (ii) WECC and Global shall, within five Business Days after the date WECC and Global receive the 13.1 Initial Opinion Values (such fifth Business Day being referred to herein as the "13.1 Subsequent Appraisal Process Commencement Date"), jointly select a third nationally recognized investment banking firm to (A) prepare a 13.1 Appraisal Report and (B) deliver an oral and written opinion addressed to WECC and Global as to the Market Value of the Partnership. The fees and expenses of such third investment banking firm shall be paid by the Partnership. During such five-Business Day period, WECC and Global shall negotiate in good faith to independently reach an agreement as to the Market Value of the Partnership. If WECC and Global reach such an agreement, then the Market Value of the Partnership shall be deemed to be the amount so agreed upon by WECC and Global. If WECC and Global are unable to reach such an agreement, then WECC and Global shall instruct such third investment banking firm to (A) determine the Market Value of the Partnership in accordance with
Section 13.1(c) and (B) deliver its 13.1 Appraisal Report, together with its oral and written opinion (the "13.1 Third Opinion Value"), within 30 days after the 13.1 Subsequent Appraisal Process Commencement Date. Such third investment banking firm shall receive the 13.1 Appraisal Reports and meet with the other two investment banking firms prior to delivering its 13.1 Appraisal Report. The Market Value of the Partnership in such circumstances shall be deemed to be an amount equal to (A) the sum of the two closest of the 13.1 Third Opinion Value and the 13.1 Initial Opinion Values, divided by (B) two.

                  (c) Definition of Market Value of the Partnership. For purposes of this LP Agreement, the Market Value of the Partnership (the "Market Value of the Partnership") means the fair market value of 100% of common equity of the Partnership as of the relevant date as determined by the applicable investment banking firm. In determining the Market Value of the Partnership, consideration should be given as to a range of analytical methodologies, potentially including, but not limited to, the following: comparable trading analysis, comparable transaction analysis and discounted cash flow analysis. In the determination of the Market Value of the Partnership, the Partnership shall be valued as a going concern on a stand-alone basis without regard to synergies that might be achieved by a particular purchaser and without any liquidity discount. In determining the Market Value of the Partnership, no consideration should be given to the values that are initially assigned to assets of the Partnership for purchase accounting or tax accounting purposes. The value of a Partnership Interest of a Partner shall be equal to such Partner's Percentage Interest multiplied by the Market Value of the Partnership determined pursuant to Article XIII.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

         Section 14.1. Complete Agreement; Amendment. The Transaction Documents constitute the entire agreement among the parties thereto with respect to the subject matter thereof and supersede all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter thereof. This LP Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of all the Partners.

         Section 14.2.  Notices.

                  14.2.1. Addresses. All notices under this LP Agreement shall be in writing and shall be delivered by personal service; certified or registered mail, postage prepaid, return receipt requested; nationally-recognized overnight courier, courier charges prepaid; or facsimile transmission (followed by telephone confirmation of receipt), to the Partners at the addresses herein set forth and to the Partnership at its principal place of business.

         The addresses for notices are as follows:

               Weatherford Global Compression Holding, L.L.C.
               1231 Greenway Drive, Suite 580
               Irving, Texas 75038
               Attention: General Counsel
               Telecopy:  (972) 714-0102

               Weatherford Enterra Compression Company, L.P.
               c/o Weatherford International, Inc.
               5 Post Oak Park, Suite 1760
               Houston, Texas 77027
               Attention: General Counsel
               Telecopy:  (713) 297-8488

               Global Compression Services, Inc.
               c/o General Electric Capital Corporation
               260 Long Ridge Road
               Stamford, CT  06927
               Attention: General Counsel
               Telecopy:  (203) 357-8365
               with a copy to:

               Charles E. Harrell, Esq.
               Weil, Gotshal & Manges LLP
               700 Louisiana, Suite 1600
               Houston, Texas 77002
               Telephone: (713) 546-5000
               Telecopy:  (713) 224-9511

                  14.2.2. Effective Date of Notices, etc. All notices, demands and requests shall be effective upon actual receipt or, in the case of delivery by facsimile transmission, the completion of such transmission during the normal business hours of the recipient. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided in Section 14.2.3 shall be deemed to be receipt of the notice, demand or request sent.

                  14.2.3. Changes. By giving to the other Partners and the Partnership at least 10 Business Days' written notice thereof, the Partners and their respective permitted successors and permitted assigns shall have the right from time to time and at any time during the term of this LP Agreement to change their respective addresses for notices and each shall have the right to specify as its address for notices any other address within the United States of America.

         Section 14.3. Validity. In the event that any provisions of this LP Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this LP Agreement.

         Section 14.4. Survival of Rights. Except as expressly provided herein to the contrary, this LP Agreement shall be binding upon and inure to the benefit of the Partners and their permitted successors and permitted assigns.

         Section 14.5. Governing Law. This LP Agreement and the rights and liabilities of the Partners shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

         Section 14.6. Waiver. No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other or any other Partner of the same or any other obligations of such other or any other Partner hereunder. Failure on the part of a Partner to complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. The giving of consent by a Partner in any one instance shall not limit or waive the necessity to obtain such Partner's consent in any future instance.

         Section 14.7. Remedies in Equity. The rights and remedies of the Partners hereunder shall not be mutually exclusive, and the exercise of one or more rights or remedies shall not preclude the exercise of any other rights or remedies. Each of the Partners confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this LP Agreement and agrees that, except as expressly provided to the contrary in this LP Agreement, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Partner aggrieved as against any other for a breach or threatened breach of any provision hereof, it being the intention by this
Section 14.7 to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder, except as expressly provided to the contrary herein, shall be enforceable in equity as well as at law or otherwise.

         Section 14.8. No Member Liability. No Member shall have any personal obligation for any liabilities of the General Partner (including those that may be caused by any act or failure to act of the General Partner), whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such Member; provided, however, that nothing in this Section 14.8 shall be construed to relieve either Member of any obligation it may have pursuant to the Transaction Documents (other than in its capacity as a Member).


         Section 14.9. Terminology. All personal pronouns used in this LP Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of this LP Agreement itself.

         Section 14.10. Counterparts. This LP Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 14.11. Further Assurances. Each Partner agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this LP Agreement.

                  IN WITNESS WHEREOF, the Partners have executed this LP Agreement as of the day and year first above set forth.


                               Weatherford Global Compression Holding, L.L.C., as sole General Partner



                               By:  /s/ ROBERT STILES
                                  ----------------------------------------------
                                    Robert Stiles
                                    President


                               Weatherford Enterra Compression Company, L.P., as a Limited Partner

                               by Enterra Compression Company, its sole
                               General Partner



                               By:  /s/ CURTIS W. HUFF
                                  ----------------------------------------------
                                    Curtis W. Huff
                                    Senior Vice President



                               Global Compression Services, Inc., as a Limited Partner



                                    By:    /s/ PAUL J. FRIESEN
                                       -----------------------------------------
                                    Name:  Paul J. Friesen
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

         Weatherford hereby agrees to be jointly and severally liable with WECC to fulfill WECC's obligations under Section 11.2 hereof.


                                       Weatherford International, Inc.


                                       By:  /s/ CURTIS W. HUFF
                                          --------------------------------------
                                            Curtis W. Huff
                                            Senior Vice President

                                  Schedule 3.1

                        Capital Contributions and Returns



                                                                                                                    Percentage
         Partner                                     Initial Capital Contribution*                                   Interests
         -------                                     -----------------------------                                   ---------
                            Gross Contribution        (Liabilities)        Net Contribution/Capital Account
                            ------------------        -------------        --------------------------------
Limited, as the Sole
General Partner..........                                                                                                  1.0%
WECC, as
Limited Partner..........                                                                                                63.36%
Global, as a Limited
Partner..................                                                                                                35.64%
                                                                                                                        ------

                                                                                                                        100.0%
                                                                                                                        -----

                              Subsequent          Return of
                               Capital             Capital          Unreturned
         Partner            Contributions       Contributions         Capital
         -------            -------------       -------------         -------

Limited, as the Sole
General Partner..........
WECC, as
Limited Partner..........
Global, as a Limited
Partner..................


* The Partners acknowledge that the fair market value of the Included Weatherford Assets transferred by WECC expressed as a percentage of the fair market value of the Partnership's assets is equal to the percentage of Partnership Interests issued to WECC.

     The Partners acknowledge that the fair market value of the Included Global Assets transferred by Global expressed as a percentage of the fair market value of the Partnership's assets is equal to the percentage of Partnership Interests issued to Global.

     The Partners acknowledge that the fair market value of the Included Weatherford Assets and the Included Global Assets transferred by Limited expressed as a percentage of the Partnership's fair market value is equal to the percentage of Partnership Interests issued to Limited.

The Company has not filed any schedules or exhibits with this Exhibit No. 10.2. Listed below is a brief description of the omitted schedules and exhibits. The Company agrees to furnish supplementally a copy of any of such omitted schedules and exhibits to the Commission upon request.

ANNEX I-Glossary (attached to Exhibit 10.1)

Exhibits

         Exhibit A         [Reserved]
         Exhibit B         1999 Partnership Annual Business Plan
         Exhibit C         Ethics/Integrity Policy


Schedules

         Schedule   3.1             Capital Contributions and Returns
         Schedule   5.2(a)(iv)      Same Line of Business
         Schedule   7.1             Accounting Policies, Controls and Procedures
         Schedule  10.4(d)          Investment Banking Firms